EXHIBIT 10.1

AMENDMENT TO THE

KNOW LABS, INC.

2021 EQUITY INCENTIVE PLAN

WHEREAS, Know Labs, Inc., a Nevada corporation (the “Company”) currently maintains and sponsors the Know Labs, Inc. 2021 Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, Section 17.1 of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in the best interests of the Company to amend the Plan as set forth herein.

NOW, THEREFORE, Section 4.1 of the Plan is hereby amended and restated to read as follows:

“Subject to the provisions of Section 14.1, the maximum aggregate number of Shares that may be issued under the Plan is fifty million 50,000,000,  plus (i) the number of Shares added to the Plan pursuant to Section 4.2 and (ii) the sum of (A) any Shares that, as of the date that stockholders approved this Plan, had been reserved but not issued pursuant to any awards granted under the Company’s 2011 Stock Incentive Plan, as amended (the “2011 Plan”), and (B) any Shares subject to stock options or similar awards granted under the 2011 Plan that, after the date this Plan was approved by stockholders, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2011 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 189,820.  The Shares may be authorized, but unissued, or reacquired Common Stock.  Without limitation of Section 4.3(d), all such Shares shall be available for grants as Incentive Stock Options.”

Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect. subject to approval by the Company’s stockholders.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 31st day of July, 2025, on behalf of the Company.

KNOW LABS, INC.

By:	/s/Ronald P. Erickson
Name:	Ronald P. Erickson
Title:	Chief Executive Officer